UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2007, CombinatoRx, Incorporated ("CombinatoRx") entered into a Sponsored Research Collaboration Agreement with an entity formed by Charley's Fund and the Nash Avery Foundation (the "Foundations"), two nonprofit organizations founded to support Duchenne muscular dystrophy ("DMD") research. The collaboration will seek to identify novel disease-modifying multi-targeted treatments for DMD, the most common form of muscular dystrophy.

Under the terms of the agreement, CombinatoRx is eligible to receive up to $3.0 million in research funding and additional expenses during the term of the DMD research and development project. CombinatoRx retains worldwide commercialization rights for any product candidates discovered or developed under the agreement, and CombinatoRx will own all new intellectual property and data generated by the research and development project. In the event that either CombinatoRx enters into a license agreement with a third party granting the rights to make, use or sell a product developed under the agreement to treat DMD, or CombinatoRx or any of its affiliates or licensees first sells a product developed under the agreement to treat DMD ("First Commercial Sale"), CombinatoRx will pay the Foundations a one-time payment equal to 100% of the research funding provided to CombinatoRx under the agreement. In addition, on the first anniversary of the First Commercial Sale, CombinatoRx will pay the Foundations an additional one-time payment equal to 100% of the research funding provided to CombinatoRx under the agreement. Finally, if a product developed under the agreement to treat DMD achieves cumulative net sales of at least $100 million, within 90 days of such occurrence, CombinatoRx will pay the Foundations an additional one-time payment equal to 200% of the research funding provided to CombinatoRx under the agreement.

The agreement with respect to research and development collaboration terminates upon the expiration of the research and development project, which is currently planned to last for two years. The agreement may be terminated by either party after sixty days' notice upon an unremedied material breach. In addition, if CombinatoRx intends to discontinue pre-clinical or clinical development activities with respect to a DMD product candidate and does not intend to license such candidate to a third party for pre-clinical or clinical development, within one year after such determination, it shall notify the Foundations, who may then exercise their rights to an exclusive, fully-paid and sublicensable license to the intellectual property developed under the collaboration in the field of DMD.

Item 8.01. Other Events.

On November 8, 2007, CombinatoRx issued a press release announcing the entry into a research collaboration with Charley's Fund. The full text of CombinatoRx's press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	Sponsored Research Collaboration Agreement, dated as of November 7, 2007, between CombinatoRx, Incorporated and DART THERAPEUTICS, LLC.
99.1	Press release of CombinatoRx, Incorporated dated November 8, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Alexis Borisy
Name: Alexis Borisy
Title: President and
Chief Executive Officer
Dated: November 8, 2007

Index to Exhibits
Exhibit No.	Description
10.1	Sponsored Research Collaboration Agreement, dated as of November 7, 2007, between CombinatoRx, Incorporated and DART THERAPEUTICS, LLC.
99.1	Press release of CombinatoRx, Incorporated dated November 8, 2007.